SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                            FORM 8-K CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



      Date of Report (date of earliest event reported): January 13, 2000
                                                        -----------------



                         FRANKLIN SELECT REALTY TRUST
----------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


      CALIFORNIA               1-12708               94-3095938
----------------------------------------------------------------------
    State or other      Commission File Number      IRS Employer
    jurisdiction of                            Identification Number
     incorporation


               777 MARINER'S ISLAND BLVD. , SAN MATEO, CA 94404
----------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: (650) 312-3000




ITEM 5. OTHER EVENTS.


On January 13, 2000, Franklin Select Realty Trust issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

        99.1 Press Release.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.

Dated: January 13, 2000


                          FRANKLIN SELECT REALTY TRUST


                          By: /s/ David P, Goss
                                  David P. Goss President




                                 EXHIBIT INDEX





EXHIBIT NO.               DESCRIPTION

                                         99.1                    Press Release.



                                                                   EXHIBIT 99.1

FROM:           Franklin Properties, Inc.
                Internet: http://www.frk.com/properties
                Tel: (650) 312-5824
                Contact: David Goss

                             For Immediate Release
                    FRANKLIN SELECT REALTY TRUST ANNOUNCES
                         SHAREHOLDER SUIT DEVELOPMENTS


      SAN  MATEO,  CA,  January  13,  2000  --  FRANKLIN  SELECT  REALTY  TRUST
(AMEX:FSN) (the "Company") today announced that the Company has reached preliminary agreements in principle with the plaintiffs and other involved parties regarding possible settlement of its two pending shareholder lawsuits, which were previously disclosed in the Company's public filings and referred to as the Hodge Lawsuit and the Vigneau Lawsuit. Efforts to finalize these settlements are ongoing.

      In its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, the Company disclosed that it would recognize a $750,000 reserve, based on management's assessment at that time of potential liability with respect to the shareholder litigation. Based on management's current assessment of potential liability with respect to the shareholder litigation, the Company expects to increase its reserve relating to the shareholder litigation from $750,000 to $2,100,000 for the quarter ending December 31, 1999.

      The successful conclusion of each of these settlement efforts would require that the parties enter into a written agreement with respect to all of the terms of the settlement, that the relevant court certify a class for settlement purposes and approve the mailing of notice to the class, that the court determine that the settlement is fair, reasonable and adequate after a hearing at which class members may appear and be heard, and that certain other conditions are met, a process that would take many months to complete. The Company expects that the costs of defense and settlement of the Hodge Lawsuit and the Vigneau Lawsuit would be funded by insurance coverage, contributions from certain other defendants, and contributions from the Company. No assurance can be given as to the outcome of the settlement efforts. If the settlement efforts are not successful, the Company will continue to pursue its vigorous defense of the litigation.

      On October 12, 1999, the Company announced that it had signed an agreement to sell its remaining real estate assets to Value Enhancement Fund III, LLC (the "Asset Sale"). On December 14, 1999, the Company sent a proxy statement to its shareholders relating to the special shareholder meeting scheduled for January 25, 2000 to consider and approve the Asset Sale and the liquidation, winding up and dissolution of the Company. If the shareholder proposals are approved, the Asset Sale is expected to close promptly after the special meeting of shareholders. The Company continues to expect, as stated in the proxy statement, that it will pay an initial liquidating distribution to the Company's shareholders of approximately $7.11 per Series A common share as soon as practicable after the closing of the Asset Sale. The Company also stated that it would retain an amount of cash and other assets on hand, as they may exist at the time of the closing of the Asset Sale, to meet its obligations, including its then-existing and known or unknown contingent liabilities, as well as the costs of dissolution. The Company stated in the proxy statement, and continues to believe, that it is not possible to determine how much, if any, of the remainder of the Company's assets will ultimately be available for distribution to shareholders in connection with the dissolution of the Company.

      Forward-Looking  Statements  and Risk  Factors:  When used in this  press release  and in  oral  statements  made  with  the  approval  of an  authorized executive officer, the words or phrases "expects", "anticipates", "estimates", "projects" or variations of such expressions or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on a number of beliefs, estimates and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. There can be no assurance that the forward-looking statements will prove to be accurate. Such risks and uncertainties include the actions of third parties, the timely consummation of the Asset Sale, the timing and implementation of the Company's plan of dissolution, the Company's ability to maintain its real estate investment trust status, general industry and economic conditions, changes in applicable laws, rules and regulations (including tax laws) and those specific risks that are detailed in the Company's Proxy Statement filed with the SEC on December 14, 1999 and in the Company's periodic SEC reports, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 1998.

      The Company will not undertake and specifically declines any obligation to release publicly any data or information, the result of which might be to revise any forward-looking statements to reflect events or circumstances which have arisen after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

      Franklin Select Realty Trust is a publicly traded equity REIT advised by Franklin Properties Inc., a wholly owned subsidiary of Franklin Resources, Inc. (NYSE:BEN). Franklin's headquarters are located at 777 Mariners Island Boulevard, San Mateo, California 94404.
                                      ###